 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Income Funds of our reports dated September 16, 2022, relating to the financial statements and financial highlights, which appear in Delaware High-Yield Opportunities Fund and Delaware Floating Rate Fund’s Annual Reports on Form N-CSR for the year ended July 31, 2022. We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Income Funds of our report dated September 16, 2022, except for the effects of the revision discussed in Note 14 of the Financial Statements, as to which the date is November 23, 2022, relating to the financial statements and financial highlights, which appears in Delaware Corporate Bond Fund and Delaware Extended Duration Bond Fund’s Annual Report on Form N-CSR for the year ended July 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 28, 2022